Deloitte

Deloitte and Touche LLP
Suite 2801
One Independent Drive
Jacksonville, FL 32202-5034

USA
Tel: +1 904 665 1400
Fax: +1 904 665 1600
www.deloitte.com

February 18, 2004

Securities and Exchange Commission
Mail Stop 11-3450
5th Street, N.W.
Washington, D.C. 10439

Dear Sirs/Madams:

We have read Item 4(a) of Trailer Bridge, Inc.‘s Form 8-K dated February 16, 2004, and we agree with the statements made therein. We have no basis on which to agree or disagree with the statements made in Item 4(b) of such Form 8-K.

Yours truly,

/s/ Deloitte & Touche LLP